SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                         Current Report


                         August 19, 1998
       (Date of Report - Date of Earliest Event Reported)

                            33-02035-A
                     (Commission File Number)


                   CORRECTIONS SERVICES, INC.

        Florida                                 59-2508470
(State or other jurisdiction of                (IRS Employer
incorporation or organization)               Identification No.)

                 3040 East Commercial Boulevard
                Fort Lauderdale, Florida  33308
            (Address of Principal Executive Offices)


                         (954) 772-2297
                (Registrant's Telephone Number)


                             None
      (Former Name, Former Address and Former Fiscal Year,
                 if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 19, 1998, the Registrant re-acquired 1,309,925 shares of its own previously issued and outstanding common stock from certain officers and major shareholders of the Company in exchange for all of the stock of its wholly owned subsidiary, Hi-Tech Leasing, Inc.

     The Company will continue to have 7,276,900 shares of its Common Stock issued. The 1,309,925 re-acquired shares in the reported transaction will be held by the Company in its Treasury.

     Consummation of the reported disposition of asset transaction did not result in any change of control of the Registrant.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



Dated: August 27, 1998             BY:/S/Norman H. Becker
                                      Norman H. Becker, President